Exhibit 99.1

Direct General Corporation Announces Adair Family Personal Trading Plan

    NASHVILLE, Tenn.--(BUSINESS WIRE)--June 8, 2004--Direct General Corporation (Nasdaq: DRCT) today announced that Jacqueline C. Adair, Executive Vice President and Chief Operating Officer of the Company, Tammy R. Adair, Executive Vice President of the Company and the William C. Adair, Jr. Trust (Tammy Adair as Trustee) (together referred to below as the "Adairs"), have adopted a personal trading plan in accordance with the Securities and Exchange Commission's Rule 10b5-1 and in compliance with the Company's policies with respect to insider sales of Direct General Corporation common stock.
    Written predetermined trading plans adopted according to the terms of Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended, permit officers, directors and other insiders of public companies to buy or sell specified amounts of their company's stock at future dates, regardless of whether they possess material, non-public information about their company at the time the predetermined sales occur under the plan. A director, officer or other insider may only enter into a Rule 10b5-1 plan while he or she is not in possession of any material, nonpublic information. Rule 10b5-1 plans may be used by company insiders to gradually diversify their investment portfolio over a period of time in the orderly and systematic manner prescribed by the terms of the plan.
    As part of the Adairs' 10b5-1 plan, their broker may sell up to 500,000 shares starting no earlier than June 22, 2004. This represents approximately 8.3% of the Adair's total shares, including all stock options, and approximately 2.2% of the current number of issued and outstanding shares of common stock of Direct. This trading plan enables the Adair family to diversify its personal assets, while continuing to stay aligned with the interests of the Company's other shareholders. "The Adair family remains optimistic about the long-term growth prospects of Direct," said William Adair, Direct's Chairman, CEO and President. "The family adopted the 10b5-1 plan on the recommendation of their financial advisors as a way of achieving prudent diversification on behalf of the family's investments, while not appreciably diluting their interest in the Company."

    GENERAL INFORMATION

    Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services through neighborhood sales offices staffed primarily by employee-agents. Direct's operations are concentrated in the southeastern part of the United States. Additional information about Direct can be found online at www.direct-general.com.

    Safe Harbor Statement

    This press release contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
    These statements can be identified from the use of the words "may", "should", "could", "potential", "continue", "plan", "forecast", "estimate", "project", "believe", "intend", "anticipate", "expect", "target", "is likely", "will" or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.
    Forward-looking statements are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company's pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.
    In addition, the Company's past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company's filings with the Securities and Exchange Commission.

    CONTACT: Direct General Corporation, Nashville
             William J. Harter, 901-541-3399
             Fax: 901-366-3875
             bill.harter@directins.com